UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2007

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, Exide Technologies (the "Company"), certain of the Company’s domestic subsidiaries (the "Exide U.S. Subsidiaries"), Exide Global Holding Netherlands C.V. ("Exide C.V." and, together with the Company and the Exide U.S. Subsidiaries, the "Borrowers"), various lending institutions described in the Credit Agreement and Deutsche Bank AG New York Branch , as administrative agent ("DB" and, together with such other lending institutions, the "Lenders"), entered into a $495 million credit agreement (the "Credit Agreement"). The Credit Agreement consists of a $200 million asset based revolving credit facility (the "Revolving Loan Facility") and a $295 million term loan facility (the "Term Loan").

1. The Revolving Loan

Borrowings under the Revolving Loan Facility bear interest at a rate equal to LIBOR plus 1.75%. The applicable spread on the Revolving Loan Facility will be subject to change and may move up or down in accordance with a leverage-based pricing grid. The Revolving Loan Facility includes a letter of credit sub-facility of $75 million and an accordion feature that allows the Company to increase the facility size up to $250 million if it can obtain commitments from existing or new lenders for the incremental amount. The Revolving Loan Facility will mature in five years, but is prepayable at any time at par.

Availability under the Revolving Loan Facility is subject to a borrowing base comprised of up to 85% of the Company’s and certain of its subsidiaries’ combined eligible accounts receivable plus 85% of the net orderly liquidation value of eligible North American inventory less, in each case, certain limitations and reserves. Revolving loans made to the Company and other domestic borrowers under the Revolving Credit Facility are guaranteed by substantially all domestic subsidiaries of the Company, and revolving loans made to Exide C.V. under the Revolving Credit Facility are guaranteed by the Company, substantially all domestic subsidiaries of the Company and certain foreign subsidiaries. These guarantee obligations are secured by a lien on substantially all of the assets of such respective Borrowers and guarantors, including, subject to certain exceptions, in the case of security provided by the domestic subsidiaries, a first priority lien in current assets and a second priority lien in fixed assets.

The Revolving Loan Facility contains customary terms and conditions, including, without limitation, limitations on liens, indebtedness, implementation of cash dominion and control agreements, and other typical covenants. A springing fixed charge financial covenant of 1.0:1.0 will be triggered if the excess availability under the Revolving Loan Facility falls below $40 million. The Company will also be required to pay an unused line fee that varies based on usage of the Revolving Loan Facility.

2. The Term Loan

Borrowings under the Term Loan in U.S. dollars will bear interest at a rate equal to LIBOR plus 3.25%, and borrowings under the Term Loan in Euros will bear interest at a rate equal to LIBOR plus 3.50%; provided that such rates may decrease by 0.25% after December 31, 2007 if the Company achieves certain corporate ratings. The Term Loan will mature in five years, but is prepayable at any time at par value, provided that if a change in control or similar event occurs within the first year, the Company must offer to prepay the Term Loan at a price equal to 101% of par.

The Term Loan will amortize as follows - 0.25% of the initial principal balance of the Term Loan will be due and payable on a quarterly basis for the first 4 3/4 years, with a balloon payment due at maturity. Mandatory prepayment by the Company may be required under the Term Loan as a result of excess cash flow, asset sales and casualty events, in each case, subject to certain exceptions.
The portion of the Term Loan made to the Company is guaranteed by substantially all domestic subsidiaries of the Company, and the portion of the Term Loan made to Exide C.V. is guaranteed by the Company, substantially all domestic subsidiaries of the Company and certain foreign subsidiaries. These obligations are secured by a lien on substantially all of the assets of such respective Borrowers and guarantors, including, subject to certain exceptions, in the case of security provided by the domestic subsidiaries, a first priority lien in fixed assets and a second priority lien in current assets.

The Term Loan contains customary terms and conditions, including, without limitation, (1) limitations on debt (including a leverage or coverage based incurrence test), (2) limitations on mergers and acquisitions, (3) limitations on restricted payments, (4) limitations on investments, (5) limitations on capital expenditures, (6) limitations on asset sales with limited exceptions, (7) limitations on liens and (8) limitations on transactions with affiliates. The Term Loan has no financial maintenance covenants.

The foregoing description of the Revolving Loan Facility and the Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein. In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial services and other services to the Company and its affiliates. In addition, the Company and some of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Credit Agreement, dated as of May 15, 2007 among Exide Technologies, certain of the Company’s subsidiaries, Exide Global Holding Netherlands C.V., various financial institutions named therein, and Deutsche Bank AG New York Branch as Administrative Agent.

Exhibit 99.1 Press Release dated May 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

May 15, 2007	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Exhibit 10.01 Credit Agreement, dated as of May 15, 2007 among Exide Technologies, certain of the Company’s subsidiaries, Exide Global Holding Netherlands C.V., various financial institutions named therein, and Deutsche Bank AG New York Branch as Administrative Agent.
99.1	Press Release dated May 15, 2007